As filed with the Securities and Exchange Commission on December 9, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CSS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-1920657

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1845 Walnut Street, Suite 800
Philadelphia, PA 19103
(215) 569-9900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
William G. Kiesling, Esq.
Vice President – Legal and Human Resources and General Counsel
CSS Industries, Inc.
1845 Walnut Street, Suite 800
Philadelphia, PA 19103
(215) 569-9900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Justin W. Chairman, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Shares to be Registered	to be Registered	Offering Price Per Share(1)	Aggregate Offering Price(1)	Registration Fee
Common Stock, $0.10 par value	750,000 shares	$22.12	$16,590,000	$652

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low prices per share of the Registrant’s common stock on December 5, 2008, as reported on the New York Stock Exchange.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 9, 2008
PROSPECTUS
750,000 Shares
CSS INDUSTRIES, INC.
Common Stock
     The selling stockholder, Delv, L.P., or its donees, pledgees, assignees and successors-in-interest, is offering up to 750,000 shares of our common stock for resale to the public. Of these shares, 500,000 shares initially were issued by us in connection with the merger of Philadelphia Industries, Inc. into CSS Industries, Inc. in 1993 or in connection with a 2-for-1 stock split in 1993, and were subsequently acquired by the selling stockholder. The remaining 250,000 shares were acquired by the selling stockholder as a result of a 3-for-2 stock split in 2003. See “Selling Stockholder” for further information.
     We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder. We are paying the expenses of this offering.
     Our common stock is listed on the New York Stock Exchange under the symbol “CSS.” On December 8, 2008, the last reported sale price of our common stock on the New York Stock Exchange was $22.53 per share.
     An investment in our common stock involves risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 (which is incorporated by reference in this prospectus), as well as other information contained in or incorporated by reference in this prospectus or in any supplement to this prospectus before making a decision to invest in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      ___, 2008

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING STATEMENTS
     This prospectus, including the documents incorporated by reference into this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include all statements other than statements of historical fact, including continued use of acquisitions to stimulate further growth; plans and objectives of management for future operations, the anticipated effect of measures we take to respond to cost and price pressures, and anticipated financial impact of restructurings and other events. The words “anticipate,” “enable,” “estimate,” “intend,” “expect,” “believe,” “potential,” “may,” “will,” “should,” “project” and similar expressions as they relate to us are intended to identify forward-looking statements. We caution investors that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those expressed in the forward-looking statements. Such risks and uncertainties include, without limitation, general market conditions; increased competition; increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs; risks associated with the restructuring plans to close our facilities including the risk that the restructuring related costs may exceed expected amounts and the risk that the closures will adversely affect our ability to fulfill our customers’ orders on time; risks associated with our enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect our operations and financial performance; the risk that customers may become insolvent; costs of compliance with government regulations and government investigations; liability associated with non-compliance with government regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in our annual report on Form 10-K for the fiscal year ended March 31, 2008 and elsewhere in our filings with the Securities and Exchange Commission, which we refer to in this prospectus as the “SEC.” As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.
     Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find Additional Information.” We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our common stock in our periodic reports and in other documents that we subsequently file with the SEC.

OUR COMPANY
     We are a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include:

•	gift wrap	•	gift bags

•	gift boxes	•	boxed greeting cards

•	gift tags	•	decorative tissue paper

•	decorations	•	classroom exchange Valentines

•	decorative ribbons & bows	•	Halloween masks

•	costumes	•	make-up and novelties

•	Easter egg dyes and novelties	•	craft products

•	educational products	•	memory books

•	journals	•	notecards

•	stationery	•	infant and wedding photo albums and scrapbooks

•	foil paper and waxed tissue products for the floral and horticulture industries	•	other gift items that commemorate life’s celebrations
     A substantial portion of our products are manufactured, packaged and/or warehoused in facilities located in the United States, with the remainder purchased primarily from manufacturers in Asia and Mexico. Our customers generally are mass market retailers, discount department stores, specialty chains, warehouse clubs, drug and food chains, dollar stores, independent card, gift and floral shops, and retail teachers’ stores. Our operating businesses include Paper Magic Group, Inc., BOC Design Group (consisting of Berwick Offray LLC and Cleo Inc) and C.R. Gibson, LLC. We acquired the C.R. Gibson business on December 3, 2007.
     We are a Delaware corporation. Our principal executive offices are located at 1845 Walnut Street, Philadelphia, Pennsylvania 19103 and our telephone number is (215) 569-9900. Our website is located at www.cssindustries.com. The information contained on our website is not a part of this prospectus and the reference to our website is intended to be an inactive textual reference only.
RISK FACTORS
     An investment in our common stock involves significant risks. Before investing in our common stock, you should read and consider the risk factors described in the periodic reports and other information that we file with the SEC and that are incorporated by reference in this prospectus, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

USE OF PROCEEDS
     All of the shares of common stock to which this prospectus relates may be sold by the selling stockholder. The selling stockholder will receive the proceeds from the resale of the shares of common stock. We will not receive any proceeds from the resale of the shares of common stock by the selling stockholder.
SELLING STOCKHOLDER
     This prospectus relates to the resale of our common stock by the selling stockholder, Delv, L.P., a Delaware limited partnership. Of the shares now held by the selling stockholder, 500,000 shares were initially acquired by our Chairman, Jack Farber, either in connection with the merger of Philadelphia Industries, Inc. (“PII”) into our company in 1993 or in connection with a 2-for-1 stock split in the form of a stock dividend later in 1993. Mr. Farber contributed the 500,000 shares to the selling stockholder in 1997. In July 2003, Mr. Farber sold the limited partnership interests in the selling stockholder, constituting 99.9 percent of its outstanding limited partnership interests, to the 2003 Farber Family Trust, of which his daughter, Ellen B. Farber (formerly known as Ellen B. Kurtzman), is the sole trustee. In addition, Mr. Farber sold all of the outstanding shares of stock of Delv, Inc., the general partner of the selling stockholder (the “General Partner”), in equal share amounts to each of the Trust FBO Ellen B. Farber under the 2002 Farber Children’s Trusts dated December 12, 2002 (the “Ellen Farber Trust”) and the Trust FBO David M. Farber under the 2002 Farber Children’s Trusts dated December 12, 2002 (collectively with the Ellen Farber Trust, the “Children’s Trusts”). The General Partner owns a 0.1 percent limited partnership interest in the selling stockholder. Ms. Farber is the sole trustee of each of the trusts identified above, and is the President, Secretary and Treasurer of the General Partner. As a result of a 3-for-2 stock split in the form of a stock dividend we paid to our stockholders in July 2003, the selling stockholder holds 750,000 shares of our common stock.
     Under the terms of a Registration Rights Grant that we provided to former holders of PII shares, including Mr. Farber, his heirs and certain related entities, we will pay all expenses of the registration of the common stock held by the selling stockholder, except that the selling stockholder will pay all underwriting discounts and commissions. Our expenses for registration of the shares of common stock are estimated to be $24,152.
     The table below sets forth certain information known to us, based upon information provided by the selling stockholder, with respect to the beneficial ownership of our shares of common stock held by the selling stockholder as of December 5, 2008. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that the selling stockholder will sell all of its shares of common stock covered by this prospectus. The shares may be sold by the selling stockholder or its donees, pledgees, assignees and other successors-in-interest.

	Number of		Maximum	Beneficial Ownership
Name of	Shares	Percent of	Number of	After Resale of Shares
Selling	Beneficially	Shares	Shares Being	Number
Stockholder	Owned(1)	Outstanding(2)	Offered	of Shares	Percent
Delv, L.P.(3)	750,000	7.7%	750,000	0	0

(1)	“Beneficial ownership” is determined in accordance with SEC regulations. Therefore, the table lists all shares as to which a person listed has or shares voting power or investment power.

(2)	This percentage is calculated based upon a total of 9,686,084 shares of our common stock outstanding at November 30, 2008.

(3)	Ellen B. Farber exercises voting and investment power through the General Partner, which has the sole voting and investment power with regard to shares of common stock owned by the selling stockholder. One-half of the outstanding common stock of the General Partner is held by each of the Children’s Trusts, for which Ellen B. Farber serves as sole trustee. As a result, the Children’s Trusts may be deemed to have shared voting and investment power with regard to the shares held by the selling stockholder. Ms. Farber also is the sole director of the General Partner and serves as the President, Secretary and Treasurer of the General Partner. In that capacity, Ms. Farber has the power to act on behalf of the General Partner to vote and dispose of shares held by the selling stockholder. Ms. Farber may be deemed to be the beneficial owner of 1,098,233 shares of our common stock, including the shares held by the selling stockholder. Of the remaining shares, Ms. Farber owns 83,667 shares directly and may be deemed to beneficially own the following: 66,457 shares held by BLK Investments L.P., of which the sole General Partner is the Ellen Farber Trust, of which Ms. Farber is the sole trustee; 66,732 shares held by Oliver Ernest LP (“OELP”); and 131,377 shares held by the Farber Family Foundation, Inc., a charitable foundation, the members, officers and directors of which are Ms. Farber, her mother, her father and her brother. Ms. Farber has sole voting and investment power over the shares owned by the Farber Family Foundation, Inc. As a matter of policy, the Farber Family Foundation, Inc. will not vote the shares of common stock that it owns. With regard to the shares held by OELP, Ms. Farber has voting and investment power over these shares in her capacity as manager of a limited liability company that serves as the general partner of OELP. Ms. Farber disclaims beneficial ownership of all shares held by the selling stockholder, the Farber Family Foundation, Inc., OELP and the aforementioned trusts to the extent that she does not have a pecuniary interest in them. Ms. Farber has a business address at 801 Cassatt Road, Suite 111, Berwyn, PA 19312.
PLAN OF DISTRIBUTION
     The shares of common stock listed in the table appearing in the “Selling Stockholder” section of this prospectus are being registered to permit public secondary trading of these shares by the holder of such shares from time to time after the date of this prospectus. This does not mean, however, that those shares of common stock necessarily will be offered or sold.
     The selling stockholder and any of its donees, pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its respective shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     In connection with the sale of the common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling stockholder may from time to time pledge or grant a security interest in some or all the shares of common stock it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.
     The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters,” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the distribution of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.
     The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.
     In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
     The validity of the shares of common stock that may be offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.
EXPERTS
     The consolidated financial statements of CSS Industries, Inc. as of March 31, 2008 and 2007, and for each of the years in the three-year period ended March 31, 2008, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Securities Exchange Act of 1934, which we refer to below on the “Exchange Act,” and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site at www.sec.gov that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC.
     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. This prospectus does not contain all of the information as set forth in the registration statement, certain parts of which are omitted in accordance with the SEC’s rules and regulations. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC at the address set forth in the preceding paragraph.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.
DOCUMENTS INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This enables us to disclose important information to you by referring you to these documents. The information incorporated by reference is deemed to be part of this prospectus, and the information we file with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed to be filed and not furnished in accordance with SEC rules). The SEC file number for these documents is 1-02661.
•	Annual Report on Form 10-K for the fiscal year ended March 31, 2008;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K filed April 23, 2008, June 9, 2008, June 18, 2008, August 6, 2008 (excluding information furnished under Item 7.01 and Exhibit 99.1), September 9, 2008 (excluding information furnished under Item 7.01 and Exhibit 99.1) and November 26, 2008;

•	The description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on June 7, 1993.
     We also incorporate by reference into this prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of securities under this prospectus. To the extent that any information contained in any current report on Form 8-K, or any exhibit to the report, was furnished to, rather than filed with the SEC, the information or exhibit is specifically not incorporated by reference in this prospectus. Any statement made in a document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement made in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     To obtain a copy of any or all of the documents incorporated by reference in this prospectus, you may write or telephone us at the following address and telephone number:
CSS Industries, Inc.
1845 Walnut Street, Suite 800
Philadelphia, PA 19103
Attention: Secretary
(215) 595-9900

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table lists the estimated expenses to be incurred by the registrant in connection with the offer and sale of securities registered under this registration statement.

SEC registration fee	$652

Legal fees and expenses	10,000

Accounting fees and expenses	12,500

Miscellaneous	1,000

Total	$24,152
Item 15. Indemnification of Directors and Officers.
     The registrant is organized under the laws of the State of Delaware. The General Corporation Law of the State of Delaware, as amended (the “GCL”), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Article VII of the Registrant’s Bylaws provides that Registrant will, subject to the limitations described in the following paragraph, indemnify each person who is or was a director, officer or employee of the Registrant or of any other corporation which such person serves or served as such at the request of the Registrant, against any and all liability and reasonable expense that may be incurred by such person in connection with or resulting from any claim, action, suit or other proceeding (whether actual or threatened or brought by or in the right of the Registrant or such other corporation or otherwise), civil, criminal, administrative or investigative, including any appeal relating thereto, in which such person may become involved, as a party or otherwise, by reason of such person being or having been a director, officer or employee of the Registrant or such other corporation, or by reason of such person serving or having served as a trustee of a trust at the request of the Registrant, or by reason of any past or future action taken or not taken in such person’s capacity as such director, officer, trustee or employee, provided (i) in the case of a claim, action, suit or other proceeding brought by or in the right of the Registrant or such other corporation to procure a judgment in its favor, that such person has not been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to it, (ii) in the case of a claim, action, suit or other proceeding not covered by clause (i), that such person acted in the best interests of the Registrant or such other corporation, as the case may be and (iii) in addition, in any criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. However, the Registrant’s indemnification will (i) not include any amount payable by such person to the Registrant or to such other corporation in satisfaction of any judgment or settlement, and (ii) be reduced by the amount of other indemnification or reimbursement of such person in respect of the liability and expense with respect to which indemnification is claimed. If such person has been successful, on the merits or otherwise, in defense of any action, suit or other proceeding of the character described above, or in defense of any claim, issue or matter therein, such person will be entitled to indemnification as of right against reasonable expenses incurred by such person in connection with such successful defense.
     Except as provided in the last sentence of the preceding paragraph, under Article VII of the Registrant’s Bylaws any indemnification will be made solely at the discretion of the Registrant, but only upon a determination that the person seeking indemnification has met the standards of conduct described in the preceding paragraph. Such determination must be made (i) by the Board of Directors, acting by a majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or other proceeding, or (ii) if such a quorum by such vote so directs, or if such a quorum is not obtainable, by independent legal counsel (who may be counsel regularly retained by the corporation) in a written opinion delivered to the corporation.
     Under the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the registrant or, if serving in such capacity at the request of the registrant, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the GCL. The registrant has purchased directors and officers liability insurance.

     A Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the GCL (relating to unlawful payments of dividends or stock repurchases), or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Registrant’s Restated Certificate of Incorporation provides that a director will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation from liability is not permitted under the GCL.
Item 16. Exhibits

Exhibit Number	Description

5	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5 to this registration statement).

24	Powers of Attorney (included on the signature page of this registration statement).
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on December 9, 2008.

CSS INDUSTRIES, INC.
By:	/s/ Christopher J. Munyan
Christopher J. Munyan
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
     Each person in so signing also makes, constitutes and appoints Christopher J. Munyan, Clifford E. Pietrafitta and William G. Kiesling, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Christopher J. Munyan Christopher J. Munyan	President, Chief Executive Officer and Director	December 9, 2008

/s/ Clifford E. Pietrafitta Clifford E. Pietrafitta	Vice President – Finance and Chief Financial Officer (principal financial and accounting officer)	December 9, 2008

/s/ Jack Farber Jack Farber	Director	December 9, 2008

Signature	Title	Date

/s/ Scott A. Beaumont Scott A. Beaumont	Director	December 9, 2008

/s/ James H. Bromley James H. Bromley	Director	December 9, 2008

/s/ John J. Gavin John J. Gavin	Director	December 9, 2008

/s/ Leonard E. Grossman Leonard E. Grossman	Director	December 9, 2008

/s/ James E. Ksansnak James E. Ksansnak	Director	December 9, 2008

/s/ Rebecca C. Matthias Rebecca C. Matthias	Director	December 9, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

5	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5 to this registration statement)

24	Power of Attorney (included on the signature page of this registration statement)